AS  FILED  WITH  THE   SECURITIES  AND  EXCHANGE COMMISSION ON JUNE 17, 2002.

                                             REGISTRATION FILE NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            HOMEGOLD FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

     South Carolina                                     57-0513287
     --------------                                     ----------
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                      Identification No.)


                         1021 BRIARGATE CIRCLE, SUITE B
                         COLUMBIA, SOUTH CAROLINA 29210
                        (803) 365-2500 (TELEPHONE) (803)
                  365-2503 (FACSIMILE) (Address, including Zip
                code, and telephone number, including area code,
                  of registrant's principal executive offices)

      HOMEGOLD FINANCIAL, INC. 1995 EMPLOYEE AND OFFICER STOCK OPTION PLAN
              HOMEGOLD FINANCIAL, INC. EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plans)

                              CT CORPORATION SYSTEM
                                75 BEATTIE PLACE
                        GREENVILLE, SOUTH CAROLINA 29601
                                 (864) 240-3302
                  ---------------------------------------------
           (Name, address, and telephone number, including area code, of agent for service)

                                   Copies to:
                             ANDREW B. COBURN, ESQ.
                     WYCHE, BURGESS, FREEMAN & PARHAM, P.A.
                               POST OFFICE BOX 728
                      GREENVILLE, SOUTH CAROLINA 29602-0728
              (864) 242-8200 (TELEPHONE) (864) 235-8900 (FACSIMILE)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                   Proposed Maximum          Proposed Maximum
Title of Each Class                Amount to                 Offering Price            Aggregate                  Amount of
of Securities to be Registered     be Registered             Per Security              Offering Price (1)         Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock........                900,000 shares            $0.36(1)                  $324,000.00                $29.81
------------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h), the average of the high and low prices as reported on the NASDAQ OTC Bulletin Board on June 13, 2002 is used for purposes of calculating the registration fee.

                   The Exhibit Index appears on Page 6 hereof.

PART I: INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Pursuant to General Instruction G, information updating the Section 10(a) Prospectuses to the HomeGold Financial, Inc. 1995 Employee and Officer Stock Option Plan (the "Stock Option Plan") and the HomeGold Financial, Inc. Employee Stock Purchase Plan (the "ESPP") has been or will be provided to participants as specified in Rule 428(b)(1) and is not included in this Registration Statement.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         In accordance with General Instruction E. to Form S-8, the contents of those certain registration statements on Form S-8, SEC File Nos. 333-20179, 333-07923 and 333-58861 filed January 22, 1997, July 11, 1996 and July 10, 1998 respectively, are incorporated herein by reference, except to the extent that the information therein is modified as indicated below. Effective April 28, 2000, the Stock Option Plan and ESPP were amended to increase the number of shares issuable thereunder by 500,000 and 400,000, respectively.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents or portions thereof are hereby incorporated by reference:

          The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, Commission File No. 0-08909.

          The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, Commission File No. 0-08909.

         All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the Company's 2001 fiscal year.

         The description of the Company's common stock contained in the Company's Form S-1 filed with the Securities and Exchange Commission on March 1, 1996, Commission File No. 333-01393.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof, from the date of filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Wyche, Burgess, Freeman & Parham, P.A. served as counsel to the Company in connection with the preparation of this Registration Statement on Form S-8 and has rendered an opinion with respect to certain aspects of the legality of the shares of Common Stock of the Company to be issued pursuant to this Registration Statement. The attorneys of Wyche, Burgess, Freeman & Parham, P.A. beneficially own 95,355 shares of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 33-8-500 through 33-8-580 of the 1976 Code of Laws of South Carolina, as amended, (the "South Carolina Code") relating to permissible, mandatory and court-ordered indemnification of directors and officers of South Carolina corporations in certain circumstances are set forth in Exhibit 99.3 of this Registration Statement and are incorporated herein by reference.

         Article V of the By-Laws of the Company provides for the indemnification of directors, employees and agents of the Company as set forth in Exhibit 99.4 of this Registration Statement and is incorporated herein by reference.

         The Company's Articles of Incorporation provide as follows:

            "A director of the corporation shall not be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law; (iii) imposed under Section 33-8-330 of the Act (improper distribution to shareholder); or (iv) for any transaction from which the director derived an improper personal benefit."

         Section 33-8-570 of the South Carolina Code permits a corporation to purchase and maintain insurance on behalf of a person who is or was an officer or director. The Company currently maintains directors' and officers' liability insurance.

         The Stock Option Plan provides as follows:

         "In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board (or Committee, as applicable) shall, to the fullest extent permitted by law, be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member (or Committee member, as applicable) is liable for gross negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding the Board member (or Committee member, as applicable) shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same."

ITEM 8.  EXHIBITS.

4.1.1 Restated Articles of Incorporation as filed with the South Carolina Secretary of State on June 6, 1997: Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, Commission File No. 000-08909 (Exhibit 3.1).

4.1.2 Articles of Amendment as filed with the South Carolina Secretary of State on June 24, 1998: Incorporated by reference to the Company's Current Report on Form 8-K filed on July 7, 1998, Commission File No. 000-08909 (Exhibit 3.1).

4.1.3 Articles of Amendment filed with the South Carolina Secretary of State on May 9, 2000 (i) reducing par value of common stock from $0.05 per share to $0.001 per, (ii) eliminating cumulative voting with respect to election of directors and (iii) authorizing issuance of up to 20,000,000 shares of "blank check" preferred stock: Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, Commission File No. 000-08909 (Exhibit 3.1.1).

4.1.4 Articles of Amendment filed with the South Carolina Secretary of State on May 9, 2000 containing Certificate of Designation of Series A Non-convertible Preferred Stock of the Company: Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, Commission File No. 000-8909 (Exhibit 3.1.2).

4.2 Amended and Restated Bylaws dated March 12, 1997: Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, Commission File No. 000-08909 (Exhibit 3.2).

5.1 Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of HomeGold Financial, Inc.

23.1      Consent of Elliott, Davis & Company, LLP.

23.2      Consent of Wyche, Burgess,  Freeman &  Parham,  P.A.:    Contained  in
          Exhibit 5.1.

24.1      Power  of Attorney:     Contained  on  the  signature  page  of   this
          Registration Statement.

99.1 Amendment No. 4 to the HomeGold Financial, Inc. 1995 Officer and Employee Stock Option Plan: Incorporated by reference to Exhibit
          10.2.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, Commission File No. 000-08909.

99.2 Amendment No. 1 to the HomeGold Financial, Inc. Employee Stock Purchase Plan: Incorporated by reference to the Company's Definitive Proxy Statement filed on March 21, 2000 for the 2000 Annual Meeting of the Company's shareholders held on April 28, 2000, Commission File No. 000-08909.

99.3 Sections 33-8-500 through - 580 of the 1976 Code of Laws of South Carolina, as amended.

99.4 Article V of the Amended and Restated By-Laws of the Company dated March 12, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, HomeGold Financial, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly
authorized,   in  the  City  of   Columbia,   State  of   South   Carolina,   on
June 14, 2002.


                                  HOMEGOLD FINANCIAL, INC.


                                  By:  /s/ Kevin G. Martin
                                      --------------------------------------
                                      Kevin G. Martin, Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin G. Martin and David C. Gaffney, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all annexes thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated:

SIGNATURE                                    TITLE                                                 DATE


/s/ Ronald J. Sheppard                      Chief Executive Officer and                          June 14, 2002
------------------------------------        Director
Ronald J. Sheppard                          (Principal Executive Officer)


/s/ Kevin G. Martin                         Chief Financial Officer                              June 14, 2002
------------------------------------        (Principal Accounting and Financial Officer)
Kevin G. Martin


/s/ John M. Sterling, Jr.                   Chairman of the Board of Directors                   June 14, 2002
------------------------------------
John M. Sterling, Jr.


/s/ Paul Banninger                          Director                                             June 14, 2002
------------------------------------
Paul Banninger


                                       5


SIGNATURE                                   TITLE                                                DATE


                                            Director
------------------------------------                                                             ------------------
Tecumseh Hooper, Jr.


                                            Director
------------------------------------                                                             ------------------
J. Robert Philpott, Jr.



                        INDEX TO EXHBITS CONTAINED HEREIN


Exhibit

5.1 Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of HomeGold Financial, Inc.

23.1 Consent of Elliott, Davis & Company, LLP.

23.2 Consent of Wyche,  Burgess,  Freeman & Parham,  P.A.:  Contained in Exhibit
     5.1.

24.1 Power of Attorney: Contained on the signature page of this Registration Statement.

99.3 Sections 33-8-500 through -580 of the 1976 Code of Laws of South Carolina, as amended.

99.4 Article V of the Amended and Restated By-Laws of the Company dated March 12, 1997.









                                       6